SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2016

Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-15752 (Commission File No.)	04-2498617 (IRS Employer Identification No.)

400 Mystic Avenue Medford, MA (Address of principal executive offices)		02155 (Zip Code)

(781) 391-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 12, 2016, Century Bancorp., Inc. (“the Company”) held its Annual Meeting of Class B Stockholders for the purpose of 1) fixing the number of directors for the ensuing year, 2) electing directors, and 3) ratifying and confirming the appointment of KPMG LLP as the independent auditors for the Company for the current fiscal year.

By a unanimous vote, a proposal to fix the number of directors for the ensuing year at 15 was approved. Each of the fourteen current directors was reelected and will hold office for the ensuing year and until his successor is chosen and qualified.

The proposal to ratify the appointment of KPMG LLP as the independent auditors for the Company for the current fiscal year was approved. The table below sets forth the votes cast for and against, and the number of abstentions and broker non-votes for such proposal.

	Number of Votes For	Number of Votes Against	Number of Votes Abstained	Broker Non-Votes
To ratify and confirm the section by the Audit Committee of the Company’s Board of Directors of KPMG, LLP as independent auditors to certify the annual report of the Company for its current fiscal year.	1,855,120	0	0	0

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ William P. Hornby
William P. Hornby Chief Financial Officer and Treasurer

Dated: April 15, 2016